UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, the Company’s Board of Directors elected Michael E. LaBelle, age 43, to the position of Senior Vice President, Chief Financial Officer and Treasurer, effective November 15, 2007. Mr. LaBelle currently serves as Senior Vice President, Finance. Mr. LaBelle joined the Company in March 2000 as Vice President, Finance and he was promoted to his current position in February 2005. His primary responsibilities have included managing all debt capital market activities, including maintaining the Company’s relationships with its rating agencies and lending institutions, supervising treasury management and underwriting tenant credit capacity. Prior to joining the Company, Mr. LaBelle held the position of Vice President & Relationship Manager with Fleet National Bank for nine years with the responsibility of financing large-scale commercial real estate developments. He started his career as an Associate National Bank Examiner with the Office of the Comptroller of the Currency in New York City specializing in commercial real estate debt portfolio analysis and valuation in commercial banks located throughout the Mid-Atlantic and Northeastern United States. Mr. LaBelle holds a Bachelor of Science degree in Economics from the University of Colorado.

In connection with this promotion, Douglas T. Linde, the Company’s current President, Chief Financial Officer and Treasurer, will relinquish the titles of Chief Financial Officer and Treasurer effective November 15, 2007. Mr. D. Linde will retain the title of President of the Company.

Upon effectiveness of his election as Senior Vice President, Chief Financial Officer and Treasurer, Mr. LaBelle will be a Covered Employee for purposes of the Company’s Senior Executive Severance Plan (the “Plan”). The Plan was adopted in July 1998 to reinforce and encourage the continued attention and dedication of the Company’s Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads. Pursuant to an amendment to the Plan in October 2007, Mr. D. Linde will also continue to be a Covered Employee under the Plan following his relinquishment of the title of Chief Financial Officer. The Plan provides for the payment of severance benefits to each such executive officer in the event of termination under certain circumstances within 24 months following a “change in control” of up to three (3) times such executive officer’s annual base salary and three (3) times the amount of the average annual bonus earned by the executive officer with respect to the three (3) calendar years immediately prior to the “change in control.” The Plan also provides for continued health, dental and life insurance benefits for three (3) years following termination, tax protection in the form of an excise tax gross-up, and financial counseling, tax preparation assistance and outplacement counseling.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: October 25, 2007	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President, Chief Financial Officer & Treasurer